EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release ("Agreement") is made between the following parties:

American Eagle Outfitters, Inc., hereinafter referred to, together with its predecessors, successors, assigns, and affiliated companies, as "the Company"; and

Kathy J. Savitt, hereinafter referred to, together with her heirs, administrators, executors, successors, assigns, and other personal representatives as "Ms. Savitt."

Ms. Savitt and the Company are making this agreement in connection with the termination of the Offer Letter, dated January 3, 2006 between the Company and Ms. Savitt (the "Offer Letter") and her separation from employment with the Company; and to resolve any potential differences or any and all claims related to Ms. Savitt's employment or the end of her employment with the Company.

Therefore, in consideration of the mutual promises and agreements set forth herein, the Company and Ms. Savitt hereby agree as follows:

1. The last day of employment of Ms. Savitt by the Company is effective on January 30, 2009 (the "Separation Date").

2. The Company agrees to pay Ms. Savitt her base salary earned through the Separation Date.

3. In accordance with the terms of the Offer Letter, the Company will pay to Ms. Savitt severance pay in the amount of One Million Twelve Thousand Five Hundred Dollars ($1,012,500.00), less all legally required payroll and withholding taxes, in a lump sum within 14 days of the later of the Separation Date or the date this Agreement is fully executed and delivered.

4. Ms. Savitt will be paid the value of her account (at the close of a business day prior to payment in accordance with the Company practice) under the Company Long Term Incentive Compensation Plan (the "LTIP"). Ms. Savitt's LTIP account will be paid out in three payments, the first third to be paid six months after Separation Date and the remaining two thirds in two payments when payouts under the LTIP are made in 2010 and 2011, subject in each case to her continuous compliance with her obligations under this Agreement. Ms. Savitt understands and agrees that if she breaches any provision of this Agreement as determined in the sole discretion of the Company, then the Company may refrain from paying to Ms. Savitt her account balance under the LTIP, all of which Ms. Savitt will forfeit in that event.

5. Ms. Savitt acknowledges and agrees that her outstanding vested stock option awards shall remain exercisable for 30 days from the Separation Date, and that her unvested stock option awards shall terminate on the Separation Date, all in accordance with the terms of the awards and the Company's 2005 Stock Award and Incentive Plan.

6. Ms. Savitt will be paid all amounts due to her under the Company 401k Plan in accordance with the terms of the plan.

7. Ms. Savitt acknowledges and agrees that because of the severance payment specified in this Agreement, she will be paid no additional compensation by the Company following the Separation Date, all of which are forfeited.

8. Ms. Savitt hereby acknowledges and reaffirms that all of her obligations under the Confidentiality, Non-Competition And Intellectual Property Agreement dated January 5, 2006 and all of her obligations under the LTICP Confidentiality, Non-Competition And Intellectual Property Agreement dated May 20, 2008 (together the "Confidentiality Agreements") remain in full force and effect, and shall survive the termination of her employment with the Company and the execution of this Agreement. Ms. Savitt acknowledges and agrees that because of the severance payment hereunder, no additional compensation is required to be paid to her by the Company under paragraph 5. of the LTICP Confidentiality, Non-Competition And Intellectual Property Agreement.

9. In consideration of the payments and other benefits provided herein, Ms. Savitt agrees to release and forever discharge the Company, as well as its officers, directors, employees, agents, and shareholders, individually and in their representative capabilities (the "Released Parties") of and from any and every legal claim, right to recovery, or cause of action, of any kind or any nature, whether known or unknown, including, but not limited to attorney's fees and including any rights or claims arising under any federal, state, or local law, including but not limited to, the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act, and including any contract or alleged agreement or promise, whether written or oral, arising directly or indirectly out of her employment with, or the end of her employment with the Company, excluding only any action by Ms. Savitt to enforce her rights under this Agreement. Ms. Savitt also waives and releases any right she may have to recover any damages resulting from any action or suit instituted on her behalf against any of the Released Parties by the Equal Employment Opportunity Commission or any other government agency.

10. Ms. Savitt agrees to continue to hold all of the Company's confidential and/or privileged information in confidence and to treat it as proprietary to the Company. She promises that she has not used or disclosed any confidential and/or privileged information and that she has not taken or copied any documents that constitute or contain confidential and/or privileged information. "Confidential and/or privileged information" means any information regarding the business, operations, properties or personnel of the Company which were disclosed to or learned by Ms. Savitt as a result of her employment and includes, but is not limited to, any confidential data, figures, projections, estimates, policy and/or procedure manuals or handbooks, business methods, supplier/vendor information, quality control methods and information, design and/or production processes, initial markups and mark-downs, personnel information, sales information, and similar information. Confidential and/or privileged information shall not include any information that Ms. Savitt possessed prior to her employment or which becomes a matter of public knowledge hereafter through sources independent of Ms. Savitt.

11. Ms. Savitt agrees to return to the Company on or prior to the Separation Date any property of the Company in her possession or control, including, but not limited to, any Company computer, phone, pda, credit card, documents and keys.

12. This Agreement and the Confidentiality Agreements contain the entire agreement between the parties and no additional promises have been made or relied upon and they supersede and replace all prior agreements.

13. This Agreement shall be governed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions, and the courts of the Commonwealth of Pennsylvania shall have jurisdiction over any disputes arising under this Agreement.

14. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and that provision cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

15. Ms. Savitt agrees that she received the first draft of this Agreement on January 16, 2009.

THE PARTIES HAVE READ THIS AGREEMENT CONSISTING OF 4 PAGES, INCLUDING THE SIGNATURE PAGE AND FULLY UNDERSTAND ALL OF THE TERMS. MS. SAVITT ACKNOWLEDGES THAT SHE WAS GIVEN UP TO 21 DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT, THAT SHE WAS ADVISED TO CONSULT WITH LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT AND THAT SHE HAS THE RIGHT TO REVOKE THIS AGREEMENT, IN WRITING, FOR A PERIOD NOT TO EXCEED 7 DAYS AFTER THE DATE ON WHICH IT IS SIGNED BY HER. IF, AFTER SIGNING THIS AGREEMENT, MS. SAVITT DECIDES TO EXERCISE HER RIGHT TO REVOKE, SHE CAN DO SO ONLY BY SUBMITTING WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S EXECUTIVE VICE PRESIDENT - HUMAN RESOURCES AT ITS CORPORATE OFFICES AT 77 HOT METAL STREET, PITTSBURGH, PA 15203. TO BE EFFECTIVE, THE NOTICE MUST BE RECEIVED AT THE CORPORATE OFFICE BEFORE THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER MS. SAVITT SIGNS THIS AGREEMENT. THE PARTIES HEREBY ACKNOWLEDGE THAT IF MS. SAVITT DOES NOT EXERCISE THIS RIGHT TO REVOKE, THIS AGREEMENT WILL BE A BINDING CONTRACT AS TO ITS TERMS. THE PARTIES NOW VOLUNTARILY SIGN THIS AGREEMENT ON THE DATE INDICATED, SIGNIFYING THEIR AGREEMENT AND WILLINGNESS TO BE BOUND BY ITS TERMS.

Witness:                                                            AMERICAN EAGLE OUTFITTERS, INC.

__________________________________     By: /s/ James V. O'Donnell

                                                                         Its: CEO

                                                                         Date:1/20/09

Witness:

_________________________________      /s/ Kathy J. Savitt

                                                                          Kathy J. Savitt

                                                      Date1/20/09